UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2009

MEXICAN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-28234	76-0493269
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1135 EDGEBROOK, HOUSTON, TEXAS 77034-1899
(Address of principal executive offices)                                                                                     (Zip Code)

(Registrant's telephone number, including area code): (713) 943-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

The disclosure in Section 2.01 of this Report is hereby incorporated by reference.  The purchase agreement relating to the transaction described in Section 2.01 of this Report is attached hereto as Exhibit 99.1.

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On April 7, 2009, Mexican Restaurants, Inc. completed the sale of five restaurants and related assets of its La Senorita concept located in Michigan to LAS Acquisition Company, Inc. for a total cash consideration of approximately $2.6 million pursuant to the Asset Purchase Agreement dated as of April 7, 2009 among LAS Acquisition Company, Inc. as buyer and the Company’s direct and indirect subsidiaries W. G. Enterprises, Inc., Kleinrichert Bros., Inc., La Senorita – Mount Pleasant, Inc., LSR Manco, Inc., La Senorita – Traverse City, Inc. and La Senorita Restaurants Acquisition Corp. as sellers.  A copy of the Company’s press release is deemed to be furnished, but not filed, as Exhibit 99.2 hereto.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

The following is furnished as exhibits to this Current Report on Form 8-K:

99.1	Asset Purchase Agreement as of April 7, 2009.
99.2	Mexican Restaurants, Inc. press release dated April 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEXICAN RESTAURANTS, INC.

Date: April 8, 2009	By: /s/ Andrew J. Dennard
Name: Andrew J. Dennard Title: Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Asset Purchase Agreement as of April 7, 2009.
99.2	Mexican Restaurants, Inc. press release dated April 7, 2009.